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                                                                    Exhibit 99.2

     Banc One Credit Card Master Trust
     Trust Allocation Report

     Distribution Date of:                                          15-May-02
     Determined as of:                                              09-May-02
     For Monthly Period Ending:                                     30-Apr-02
     Days in Interest Period (30/360)                                      30
     Days in Interest Period (Act/360)                                     30

     Ending Pool Balance
     -------------------
     Principal                                               3,172,283,062.68
     Finance Charge                                             98,505,904.53
                                                             ----------------
     Total                                                   3,270,788,967.21

     Seller's Interest Test
     ----------------------
     Ending Portfolio Principal Balance                      3,172,283,062.68
     Trust EFA                                                           0.00
                                                             ----------------
     Receivables + EFA                                       3,172,283,062.68

     Trust Invested Amount                                   2,700,000,000.00
     Trust PFA                                                           0.00
                                                             ----------------
     Trust Adjusted Invested Amount                          2,700,000,000.00

     Seller's Participation Amount (with EFA)                  472,283,062.68
     Seller's Participation Amount (w/o EFA)                   472,283,062.68
     Seller's Interest Percentage                                       14.89%

     Required Seller's Interest Percentage                               5.00%
     Required Seller's Interest                                158,614,153.13

     Required Principal Balance Test
     -------------------------------
     Ending Portfolio Principal Balance                      3,172,283,062.68
     Required Principal Balance                              2,700,000,000.00
                                                             ----------------
     Net Excess/Deficit                                        472,283,062.68

     EFA
     ---
     Beginning Excess Funding Account Balance                            0.00
     Required Excess Funding Account Deposit                             0.00
     Excess Funding Account Withdrawal                                   0.00

     Shared Principal Collections
     ----------------------------
     Series 1996-A                                              56,612,483.81
     Series 1997-1                                             192,482,444.95
     Series 1997-2                                              56,612,483.82

     Delinquent Accounts
     -------------------
     30 - 59 days                                 1.79%         58,510,933.76
     60 - 89 days                                 1.20%         39,291,440.41
     90 days +                                    2.27%         74,341,067.29
     Total 30 days +                              5.26%        172,143,441.46

     Miscellaneous
     -------------
     Gross Credit Losses                          8.31%         21,825,915.88
     Net Credit Losses                            7.75%         20,350,249.89
     Discount Option Receivables                                         0.00
     Discount Percentage                                                 0.00%
     Finance Charges Billed                                     38,444,154.67
     Fees Billed                                                 6,550,241.24
     Interchange                                                 7,588,913.00
     Interest Earned on Collection Account                           2,611.29